UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2017

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.)	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On March 8, 2017, the Board of Directors of QTS Realty Trust, Inc. (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company (the “Bylaws”) to give stockholders the ability to amend the Bylaws.  Previously, the Bylaws provided the Board of Directors with the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.  The amendment amended Article XIV of the Bylaws to provide that, in addition to amendments by the Board of Directors, the Bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of stockholders representing not less than a majority of all the votes entitled to be cast on the matter.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, marked to show the amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Bylaws of QTS Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

DATE: March 13, 2017	/s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

EXHIBIT LIST

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Bylaws of QTS Realty Trust, Inc.